                                                                   EXHIBIT 10.22

                             AGREEMENT OF SUBLEASE

This Agreement of Sublease (the "Sublease") dated as of the 29 of March, 1996, is entered into by and between THOMAS COOK CURRENCY SERVICES INC., a Delaware corporation, (the "Sublessor") and FRANKLIN NATIONAL BANK (the "Sublessee").

WHEREAS, by Lease dated May 29, 1992 and subsequent Amendment to Lease, copies attached as Exhibit A, (the "Head Lease"), the Sublessor leases from THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Dead Landlord") certain premises at 1800 K STREET N.W,, 9TH FLOOR, WASHINGTON D.C. 20006 containing 1821 square feet of floor area and designated as suite 929, and more particularly described in the Head Lease (the "Head Lease Premises").

WHEREAS, Sublessor is willing to Sublease to Sublessee and Sublessee is willing to Sublease from Sublessor a portion of the Head Lease Premises as more fully described herein, on the terms and conditions set forth herein.

NOW, THEREFORE, Sublessor and Sublessee agree as follows:

1.  PREMISES:    Sublessor hereby Subleases to Sublessee and Sublessee hereby
Subleases and takes from Sublessor the Sublease Premises containing approximately 1821 square feet, as shown by red lines on Exhibit B attached hereto and made part of hereof (the "Sublease Premises").

2.  TERM:        The term of this Sublease shall commence on APRIL 15, 1996
(the "Commencement Date") and shall expire on JANUARY 14, 1998 (the "Termination Date"), unless terminated sooner pursuant to the provisions set forth herein. THE SUBLESSEE SHALL HAVE ACCESS TO THE PREMISES MARCH 15, 1996 IN ORDER THAT SUBLESSEE MAY COMPLETE ITS RENOVATIONS (THE "FIXTURING PERIOD") PROVIDED THAT THE SUBLEASE SHALL BE EXECUTED AND ALL APPROVALS SHALL BE OBTAINED BY THE SUBLESSEE PRIOR TO ANY ACCESS TO THE PREMISES BY THE SUBLESSEE.

3.  HEAD LEASE INCORPORATED:

                 Except as set forth herein, this subletting shall be on the same terms and conditions as are contained in the Head Lease, to the extent that such Head Lease terms are appropriate to the Sublease. Further, Sublessee acknowledges and agrees that this Sublease shall be deemed to confer upon Sublessee any rights which are in conflict with the Head Lease, as the same may be altered or amended from time to time. Sublessee shall not do or permit to be done any act or thing which would contravene the terms of the Head Lease and the Head Lease shall govern in the event of a conflict with this Sublease. In the event that the Head Lease is canceled or terminated for any reason, the term of this Sublease shall automatically terminate simultaneously therewith

4. USE:          During the term hereof, Sublessee shall use and occupy the
Sublease Premises for the following purposes: GENERAL OFFICES AS PROVIDED FOR IN THE HEAD LEASE,

                                    PAGE TWO

and for no other purpose.

5.  RENT/DEPOSITS/DEFAULT INTEREST/LATE PAYMENTS:

         A) Rent/Deposits.        As rental for the Sublease Premises,
Sublessee shall pay to sublessor as base rental of $-***SEE PAGE ONE A (the "Base Rental"), without set-off or deduction, due and payable in advance on the first day of each month during the term hereof, which Base Rental is in addition to additional rents as described in Section 6 of this Sublease.
Except for base rent, rental due hereunder shall be subject to adjustment for any changes made to the rental due under the Head Lease, or for any increase in Sublessor's costs in providing maintaining or operating the Head Lease Premises, and Sublessor shall notify Sublessee in writing of any such adjustment. Any adjustment in rental shall be effective simultaneously with the increase of Sublessor's costs. In the event this Sublease commences or terminates on other than the last day of any particular month, all rentals hereunder shall be prorated.

         B) Default.      If Sublessee shall default in its payment of any rent
or other amounts or charges required to be paid pursuant to this Sublease, such unpaid amount shall bear interest from the date of default at the maximum lawful rate. Sublessor agrees to forward any copies of notices of default by Sublessor, that it receives.

         C) Late Payment. Sublessee acknowledges that the late payment by Sublessee if any installment of rent or other charges will cause Sublessor to incur certain costs and expenses not contemplated under this Sublease, the exact amount of which coasts are difficult or impractical to determine. Therefore, if any such amount owing is not received by Sublessor within five
(5) days following the due date thereof, Sublessee shall immediately pay to Sublessor late charge equal to 10% or such amount owing. To the extent that any late charge provided for hereunder is determined to constitute interest, in no event shall such late charges, plus any other interest due on sums owed to sublessor hereunder, ever exceed the maximum rate, then the amount owed to Sublessor shall automatically be reduced to equal the maximum amount permitted by law.

6.       UTILITIES, SERVICES AND ADDITIONAL COSTS:

                 Sublessor shall furnish the Sublease Premises with utilities and services to the extent that they are furnished to Sublessor under the Head Lease, except that Sublessor assumes no responsibility for interruption of such services for any reason whatsoever, and Sublessee agrees to pay Sublessor for any extraordinary electrical, gas or water consumption to the Sublease Premises at the rate payable by Sublessor for that utility. Sublessor shall invoice Sublessee separately for such services, which amounts shall be payable in addition to Base Rental.

                 Utilities, Services and Additional Costs are described hereunder:

INCLUDED IN BASE RENT.

7.       ACCEPTANCE OF PREMISES:

                 Sublessee has inspected the Sublease premises and accepts the Sublease Premises

                                   PAGE ONE A

RENTS PAYABLE BY SUBLESSEE TO SUBLESSOR:

APRIL 15, 1996 TO JULY 02, 1996                $0.000.00
JULY 03, 1996 TO JULY 14, 1996                 $1,365.75
JULY 15, 1996 TO APRIL 14, 1997                $3,490.25 PER MONTH/$41,895 PER
                                               ANNUM/$23 PER SQUARE FOOT OF
                                               RENTABLE AREA
APRIL 15, 1997 TO JANUARY 14, 1998             $3,642.00 PER MONTH/$43,642 PER
                                               ANNUM/$24 PER SQUARE FOOT OF
                                               RENTABLE AREA

SUBLESSEE SHALL DEPOSIT WITH TENANT UPON SUBLESSEE'S EXECUTION OF THE SUBLEASE
PROPOSAL:

COMMITMENT DEPOSIT                             $3490.25 TO BE APPLIED TO FIRST
                                               MONTHS RENTS DUE UNDER THIS
                                               SUBLEASE
SECURITY DEPOSIT                               $3490.25 TO BE APPLIED TO LAST
                                               MONTHS RENTS DUE UNDER THIS
                                               SUBLEASE

RENTAL PAYMENTS SHALL BE PAYABLE TO THE SUBLESSOR AT:
THOMAS COOK CURRENCY SERVICES INC.
ATTENTION: MARU LEICHT, OPERATIONS MANAGER
CHEVY CHASE PAVILION
5335 WISCONSIN AVENUE NEW
SUITE 300
WASHINGTON, DC
20015

                                   PAGE THREE

AS-IS and acknowledges that, except as otherwise contained herein, Sublessor has made no representations as to the condition thereof.

8.       REPAIRS AND MAINTENANCE:

                 The Sublessee, at its sole cost and expense, shall construct and keep the Sublease Premises in a clean, neat and orderly condition at all times and shall maintain the Sublease Premises in accordance with the terms of the Head Lease. Further, Sublessee shall, at its own expense, make all necessary interior, non-structural repairs to the Sublease premises so as to maintain the Sublease Premises in good order and condition, reasonable wear and tear and damage by fire or other casualty excepted. In the event that Sublessee fails to make any repair within ten (10) days after notice by Sublessor or Head Landlord that such repair is needed, Sublessor, without obligation to do so, may make such repairs and Sublessee shall thereafter promptly reimburse Sublessor of all expenses incurred on account thereof, plus an administration fee equal to 15% of the cost of all such expenses.

9.       TAXES:           Sublessee agrees to pay, before they become
delinquent, all taxes (both general and special), assessments or governmental charges of any kind whatsoever (the "Taxes"), levied or assessed against the Sublease Premises or any property of Sublessee located thereon or any business conducted by Sublessee thereon. In the event that Sublessor shall be assessed for Taxes on the Sublease Premises or any or all of Sublessee's leasehold improvements, equipment, furniture, fixtures, personal property or Sublessee's business operations, Sublessee shall pay to Sublessor the amount of the Taxes within ten (10) days after delivery to Sublessee by Sublessor of a written statement. On demand by Sublessor, Sublessee shall furnish Sublessor with satisfactory evidence that the payments required to be made by the Sublessee hereunder have been made. NOTWITHSTANDING THE CONTENT OF THIS SUBLEASE OR THE LEASE, REALTY TAXES SHALL BE INCLUDED IN PAYMENT OF BASE RENT.

10.      ALTERATIONS:     Sublessee may not make any alteration, addition, or
improvement tot he Sublease Premises without the prior written approval of Sublessor and Head Landlord. Sublessee shall prepare and submit at its costs such professional drawings as are required by Sublessor and Head Landlord. Unless Sublessor elects otherwise, all alterations , additions or improvements to the Sublease Premises shall become the property of Sublessor upon the expiration or earlier termination of this Sublease. In the event Sublessor so elects, such alterations, additions or improvements shall be removed by Sublessee at its own costs and expense, prior to expiration of the term of this Sublease, and Sublessee shall repair any damage to the Sublease Premises caused by such removal, all in accordance with the terms and conditions of the Head Lease.

11. RIGHT OF ENTRY: Sublessor shall have the right to enter the Sublease Premises for any reasonable purpose, upon prior notice except for emergencies, including to gain access to and egress from those portions of the Head Lease Premises or the Building not leased to Sublessee hereunder and to perform such functions as may be necessary or convenient for the maintenance and operation thereof. Sublessor shall use reasonable efforts not to interfere with the business

                                   PAGE FOUR

of the Sublessee.

12.      COMPLIANCE WITH LAW:

                          Sublessee will comply with all applicable statutes,
ordinances, rules, regulations, orders, and directives or any governmental authority applicable to the Sublease Premises or to Sublessor's or Sublessee's use or occupancy thereof and perform, at its own expenses, all obligations imposed thereby.

13.      CASUALTY:        In the event that the Sublease Premises or any
portion thereof should be damaged or destroyed by fire, or other casualty, Sublessor, at its option, may either terminate this Sublease or diligently proceed to cause the repair of the damage to the Sublease Premises. If Sublessor elects to repair or rebuild, and if the Sublease Premises are so damaged that Sublessee is unable to occupy the Sublease premises or a portion thereof during such repair or reconstruction, then the rental hereunder shall be appropriately abated until the Sublease Premises can be occupied by Sublessee. Sublessor shall in no event be required to rebuild, repair, or replace any improvements, fixtures or personal property of Sublessee. Notwithstanding the foregoing, in the event the Building or the Sublease Premises or the Head Lease Premises are damaged or destroyed through negligence or willful misconduct of Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendor, contractor or invitees, then Sublessee shall pay to Sublessor upon demand, the cost of repairing any such damage.

14.      RELEASE AND INDEMNITY:

         A) Release.      Sublessee hereby agrees that Sublessor shall not be
liable for any loss or any damage to any property (including the property of Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees) or the death or injury of any persons (including Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees) occasioned by theft, fire, acts of God, public enemy, injunction, riot, strike, insurrection, war, or any other action of any governmental body or authority, by other tenants of the Head Lease Premises or the Building or any other matter beyond the control of Sublessor, or for any injury damages or inconvenience which may arise through repair or alteration of any part of the Sublease Premises or the Head Lease Premises or the Building, or failure to make repairs, or for any cause whatsoever except the negligence or willful misconduct of Sublessor.

         B) Indemnity.    Sublessee hereby releases and will defend, indemnify,
and hold harmless Sublessor and the Head Landlord, their respective officers, directors, employees, agents, concessionaires, vendors, and contractors (the"Indemnified Parties") from and against any and all liability, claims, penalties, fines, causes of action, suits, liens, losses, loss of use, damages, costs and expenses of any kind (including legal fees and litigation costs) which may be suffered by, accrued against, charged to or recoverable from the Indemnified Parties by reason of 1) any occurrence in, upon, or at the Sublease Premises, however caused, including without limitation, occurrences caused, in whole or in part, by the negligence or misconduct or Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or

                                   PAGE FIVE

invitees; or 2) any occupancy, use or misuse or the Sublease Premises or the service areas parking areas, pedestrian areas, pedestrian walks or driveways in or around the Sublease Premises, by Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees; or 3) any occurrence elsewhere in the Head Lease Premises or the Building occasioned in whole or in part by the act or omission of Sublessee; or
4) any occurrence occasioned by the violation of any law, regulation or ordinance by Sublessee or its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees.

15.      INSURANCE:       During the term of this Sublease, Sublessee, at its
own cost and expense, shall maintain with insurers acceptable to sublessor and Head Landlord, all of the coverage's required in the Head Lease.

         A) Form and Certificates.

                          The liability policies shall : 1) name Sublessor and
Head Landlord as additional insured; 2) specifically insure the liability assumed by Sublessee hereunder; 3) be primary without right of contribution from any insurance carried by Sublessor or Head Landlord hereunder; and 4) provide for thirty (30) day written notice to Sublessor and Head Landlord prior to cancellation and to the extent possible, providing notice of material change. Certificates evidencing the above coverage's and special endorsements shall be provided to Sublessor and Head Landlord on or before the date Sublessee takes possession of the Sublease Premises.

         C) Waiver of Subrogation.

                          Sublessee, on behalf of itself and its insurers,
hereby waives any claim or right of recovery from Sublessor or Head Landlord, their officers, directors, employees, agents, concessionaires and contractors, for loss or damage to Sublessee or its property or the property of others under Sublessee's control, to the extent that such loss is covered by valid insurance policies. Sublessee shall provide notice of this waiver of subrogation to its insurers.

16.      LIENS:           Sublessee hereby agrees to keep the Sublease
Premises, and the improvements thereon, free and clear of mechanics' liens and other liens for labor, services, equipment or materials. In the event such a lien is filed or recorded, Sublessee shall take all action required to remove the same within fifteen (15) days of the filing or recordation. In the event that Sublessee fails to take such action to remove the lien, then Sublessor may do so and all costs associated therewith shall be due to Sublessor from Sublessee upon demand.

17.      CONDEMNATION:

         A) Total Taking. If during the term of this Sublease or any extension or renewal thereof, all or a substantial art of the Sublease Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain, or should be sold tot he condemning authority under threat of condemnation, this Sublease shall terminate and the rent hereunder shall be abated during the unexpired portion of this Sublease, effective form the date of taking of the Sublease Premises by the condemning authority.

                                    PAGE SIX

         B) Partial Taking.

                          If less than a substantial part of the Sublease
Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Sublessor, at its option, may by written notice terminate this Sublease or shall forthwith at its sole expense restore the Sublease Premises (other than leasehold improvements make by Sublessee), in order to make the same reasonably tenable and suitable for the uses for which the Sublease Premises are subleased. The rent payable hereunder during the unexpired portion of this Sublease shall be adjusted equitably.

         C) Awards.       Sublessor and Sublessee shall be entitled to seek and
receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Sublease shall not affect the rights of the respective parties to such awards.

18.      DEFAULTS:        The occurance of any of the following shall
constitute a default by Sublessee under this Sublease:

         a) Sublessee fails to pay any sum as required hereunder and such failure continues for five (5) days after due date;

         b)      Sublessee abandons or vacated the Sublease Premises;

         c) Sublessee fails to observe and perform any other provisions of this Sublease, and such failure continues for thirty (30) days after written notice thereof by Sublessor;

         d) Sublessee: 1) fails to pay its bills when due; or 2) takes any steps leading to its cessation as a going concern or ceases or suspends operations for reasons other than a strike or regulatory closing; or 3) becomes insolvent or makes transfers in fraud of creditors or makes an assignment for the benefit of creditors; or 4) files a petition for protection under any state or federal bankruptcy act or a trustee or receiver is appointed for all or substantially all of Sublessee's assets.

19.      REMEDIES UPON DEFAULT:

                          Upon the occurrence of an event of default hereunder,
Sublessor may take any one or more of the following actions:

         a) Maintain this Sublease in full force and effect and recover any and all rents and other monetary charges as they becomes due, without terminating Sublessee's right to possession, regardless of whether Sublessee shall have abandoned the Sublease Premises. If Sublessor elects not to terminate this Sublease, Sublessor shall have the right to attempt to relet the Sublease Premises on behalf of Sublessee upon such conditions and for such a term and to do all acts necessary to maintain or preserves the Sublease Premises as Sublessor deems reasonable and necessary, including the removal of all persons and property from the Sublease Premises, without being deemed to have elected to terminate this Sublease. Any property so removed may be disposed of or stored in a public warehouse or elsewhere, at Sublessor's election, at the cost of and for the account of Sublessee. Notwithstanding that Sublessor fails to

                                   PAGE SEVEN

elect to terminate this Sublease initially, Sublessor at any time thereafter may elect to terminate this Sublease as a result of such previous and then existing default of Sublessee.

         B) Terminate this Sublease by written notice to Sublessee, in which event this Sublease shall be ended as to Sublessee and all persons holding under Sublessee, and all of Sublessee's rights shall be forfeited and lapsed, as fully as if this Sublease had expired by lapse of time. In such event, Sublessee shall be required to vacate the Sublease Premises immediately and surrender same to Sublessor. If Sublessee fails to surrender the Sublease Premises immediately to Sublessor, Sublessor, without prejudice to any other remedy, may enter upon and take possession of the Sublease Premises or any part thereof, without being liable for prosecution or any other claims of damages. In the event of termination in accordance with this provision, the rental or any other sums payable by Sublessee pursuant to this Sublease that have accrued hereunder but are unpaid shall be immediately due and payable by Sublessee to Sublessor. In addition, Sublessee agrees to pay Sublessor upon demand the amount of all loss and damages which Sublessor may suffer by reason of such termination, whether through inability to relet the Sublease Premises on satisfactory terms or otherwise, including, without limitation,: 1) all expenses incurred by Sublessor, including court costs and attorney's fees, in recovering possession of the Sublease Premises or enforcing Sublessor's rights under this Sublease; 2) all costs and charges for care of the Sublease Premises to a good condition; 3) all reasonable costs associated with Sublessor's efforts to relet the Sublease Premises; and 4) the difference between the total rental that would have accrued to Sublessor under the Sublease for the remainder of the term had the Sublease not been terminated and the rentals received as the result of the Sublease Premises being relet. The failure of Sublessor to relet the Sublease Premises or any part of parts thereof shall not release or effect Sublessee's liability for damages hereunder;

         c) Cure the default on the behalf of the Sublessee, in which event the Sublessee shall, upon demand by Sublessor, pay all sums expended by Sublessor in accomplishing such cure;

         d)      Exercise any right available to Sublessor in law or in equity.

20.      CUMULATIVE RIGHTS:

                 Sublessor's rights and remedies hereunder shall be cumulative and shall not be exclusive of one another, and Sublessor shall have the right to pursue any one or more of them Sublessor's acceptance of any rent or other payments due hereunder or Sublessor's failure to take any action on account of any rent or other payments due hereunder or Sublessor's failure to take any action on account of a default if such default persists or is repeated, shall not be deemed a waiver of any default. Sublessor's consent to any act by Sublessee requiring Sublessor's consent or approval shall not be deemed to waive or render unnecessary Sublessor's consent or approval to any subsequent or similar acts by Sublessee.

21.      SURRENDER OR PREMISES/HOLDING OVER:

                 At the expiration or earlier termination of this Sublease, Sublessee shall

                                   PAGE EIGHT

surrender the Sublease Premises to Sublessor in good condition, broom clean, reasonable wear and tear, damage by fire or other casualty excepted. Should Sublessee remain in possession of the Sublease Premises, or any portion thereof, after the termination of this Sublease (whether by expiration of the term of this Sublease or otherwise), without execution of a new Sublease, Sublessee shall become a tenant from month to month and shall be liable to pay monthly rental at double the rate provided hereunder. Such tenancy shall be subject to all terms and conditions of this Sublease.

22.      ASSIGNMENT AND SUBLEASE:

                          Sublessee shall not assign this Sublease or any right
hereunder or sublet the Sublease Premises during the term of this Sublease, without the prior written consent of Sublessor, provided however that, subject to the rights of the Head Landlord and the terms of the Head Lease, Sublessor's consent shall not be unreasonably withheld. Sublessor's acceptance of rent from any person other than Sublessee shall not be deemed to be a waiver of this provision. Consent to one assignment or subletting shall not be deemed to be consent to any subsequent assignment or subletting.

23.      ACCORD AND SATISFACTION:

                 No payment or receipt by Sublessor of a lesser amount than the rent or other charges herein stipulated shall be deemed to be other than on account of the rent or such charges. Further, no endorsement or statement on any check or any letter accompanying any check or payment without prejudice to Sublessor's right to recover the balance of such rent or other charges or pursue any other remedy provided in this Sublease.

24. FORCE MAJEURE: Neither party shall be deemed to be in breach of this Sublease by reason of a failure to perform any of its obligations hereunder tot he extent that such failure is caused by strike or labor troubles, unavailability of materials or utilities, riots, rebellion, insurrection, invasion, war, action or interference of governmental authorities, acts of God, or any other cause whether similar or dissimilar to the foregoing which is reasonable beyond the control of the parties; provided, however, this clause shall not apply to Sublessee's obligation to pay rent or other sums due hereunder, such obligation being absolute and unconditional.

25. ATTORNEY'S FEES: In the event that Sublessee defaults in the performance of any of the terms, conditions or agreements contained IN THE Sublease and Sublessor places the enforcement of all or part of this Sublease in the hands of an attorney for enforcement, including the filing of a suit upon the same, Sublessee agrees to pay all of Sublessor's reasonable attorney's fees and costs.

26. GOVERNING LAW: THIS SUBLEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATES IN WHICH THE DEMISED PREMISES IS LOCATED.

27.      ENTIRE AGREEMENT:

                 This Sublease constitutes the complete agreement between the parties with respect

                                   PAGE NINE

to the subject matter hereof and supersedes all previous agreements, representation and understandings concerning the same, whether written or oral. The provisions of the Sublease may be modified, amended or waived only by written instrument, executed by Sublessor and Sublessee.

28.       WAIVER:         A waiver by either party to this Sublease of any
breach of the covenants, conditions or agreements contained herein shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or agreements.

29.       SEVERABILITY:   If any provision or term of this Sublease shall be
determined to be illegal, invalid or unenforceable, the remainder of this Sublease shall not be affected and shall remain valid and enforceable to the fullest extent permitted by law.

30.      APPROVAL BY LANDLORD:

                 This Sublease is conditional upon written consent being obtained from the Landlord. In the event the Landlord does not give its consent, either or the undersigned parties may, at its option, rescind its signature and this Sublease shall thereafter be of no force or effect.

31.      NOTICES:
         To the Sublessor:
         Thomas Cook Currency Services Inc.
         Attention:       B.Zeng
                          Vice President and General Manager
         Chevy Chase Pavilion
         5335 Wisconsin Avenue NW
         Suite 300
         Washington, DC 20015

         with a copy to:
         Thomas Cook Group (Canada) Limited
         Facilities Department
         100 Yonge Street, 14th floor
         Toronto, Ontario
         M5C 2W1

         To the Sublessee:
         MRS. LINDA B. JOHNSON
         SENIOR VICE PRESIDENT
         FRANKLIN NATIONAL BANK
         1722 EYE STREET, NW
         WASHINGTON, DC 20006

Either party from time to time, may change its address by written notice to the other party.

                                    PAGE TEN

Notices hereunder shall be deemed effective when delivered by hand delivery or overnight courier, or three days after deposit in the United States mail or Canada Post, first class, postage prepaid.

32.      QUIET ENJOYMENT:

                 Upon Sublessee's payment of all sums due hereunder and provided that Sublessee is not otherwise in default hereunder, Sublessee shall peaceably and quietly hold, occupy and enjoy the Sublease Premises for the term of this sublease without hindrance, ejection or interruption by Sublessor, or persons lawfully claiming through Sublessor.

33. BINDING EFFECT: Subject to prohibitions against assignment, this Sublease shall be binding upon the parties, their personal representative, successors and assigns.

WITNESS the signatures of the parties as of the date first written above.

SUBLESSOR
THOMAS COOK CURRENCY SERVICES INC.:

BY:        BERNARD P. ZENG
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NAME:      BERNARD P. ZENG
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TITLE:     VICE PRESIDENT
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I/WE HAVE THE AUTHORITY TO BIND THE CORPORATION

SUBLESSEE

BY:             ROBERT P. PINCUS
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NAME:           ROBERT P. PINCUS
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TITLE:          PRESIDENT & CEO
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I/WE HAVE THE AUTHORITY TO BIND THE CORPORATION

LANDLORD

BY:
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NAME:
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TITLE:
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